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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2003 (February 12, 2003)

Hoover's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26097 (Commission File Number)	74-2559474 (IRS Employer Identification No.)
5800 Airport Blvd., Austin, Texas (Address of principal executive offices)		78752 (Zip Code)

Registrant's telephone number, including area code: (512) 374-4500

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On February 12, 2003, the Board of Directors of Hoover's, Inc. ("Hoover's") received a letter from Austin Ventures and Marathon Partners, L.P. regarding the withdrawal of their proposal to acquire up to all of the outstanding common stock of Hoover's for an all-cash purchase price of $8.00 per share. The letter is filed an exhibit to this report.

        A press release regarding this letter is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  99.1
  Letter dated February 12, 2003.

  99.2
  Press Release dated February 13, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2003	HOOVER'S, INC.
/s/ JEFFREY R. TARR Jeffrey R. Tarr Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description of Document
99.1	Letter dated February 12, 2003.
99.2	Press Release dated February 13, 2003.

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Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS